UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	July 6, 2007

THE CHILDREN'S PLACE RETAIL STORES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-23071	31-1241495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(201) 558-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)  The Children’s Place Retail Stores, Inc. (the “Company”), previously reported in a Form 8-K filed with the Securities and Exchange Commission on February 2, 2007, that Steve Balasiano resigned as the Company’s Chief Administrative Officer, General Counsel and Secretary, effective on January 31, 2007. Mr. Balasiano continued as the Company’s Senior Vice President of Store Development, Construction, and Non-Merchandise Strategic Sourcing. On July 6, 2007, the Company announced internally that Mr. Balasiano is resigning as the Company’s Senior Vice President, effective July 20, 2007, to pursue other opportunities.

(e) In connection with Mr. Balasiano’s resignation the Company entered into a Severance Agreement and Release dated July 9, 2007 with Mr. Balasiano ("Mr. Balasiano’s Severance Agreement").

Pursuant to Mr. Balasiano’s Severance Agreement, (i) Mr. Balasiano will receive a severance payment in the total amount of $438,000, which sum shall be paid in accordance with the Company’s regular payroll practices in twenty-six biweekly installments, (ii) by August 3, 2007, Mr. Balasiano will receive $24,808, as compensation for his unused vacation and personal days as of July 20, 2007, (iii) no later than April 15, 2008, Mr. Balasiano shall receive a pro rated cash bonus based upon the terms and conditions of the Company’s annual management supplemental bonus program in effect for the 2007 fiscal year, (iv) transfer restrictions with respect to Mr. Balasiano’s vested options to acquire 143,882 shares of the Company’s common stock will be waived and, upon lifting of the temporary suspension on the issuance of the Company’s common stock upon the exercise of stock options resulting from the Company’s failure to make all required SEC filings, Mr. Balasiano shall have the same period of time to exercise such option as other similarly situated former employees, as determined by the Company in its sole discretion, (v) Mr. Balasiano shall continue to be bound by the performance award agreement dated January 30, 2006, as such agreement was amended on July 9, 2007, and (vi) the Company will waive all applicable premium costs that Mr. Balasiano would otherwise be required to pay for continuation of the existing group health coverage provided to him and his family under its medical and dental plans for a period of twelve months or the date on which Mr. Balasiano commences full time employment with another company that provides health benefits to Mr. Balasiano and his family which are comparable to the medical, dental and vision benefits available to Mr. Balasiano and his family through COBRA, whichever date is sooner. In addition, Mr. Balasiano agrees to release the Company from any claims or liabilities arising out of Mr. Balasiano's employment or resignation.

As stated above, Mr. Balasiano’s performance award agreement was amended on July 9, 2007 to provide that if the Company meets certain previously established earnings per share goals for fiscal 2007, Mr. Balasiano will receive a pro-rated portion of the 36,180 (at target) performance shares granted to Mr. Balasiano in January 2006. If the Company exceeds the earnings per share goals, Mr. Balasiano may receive a pro rated portion of up to 72,360 shares of the Company’s common stock.

Mr. Balasiano continues to be bound by the terms of the agreement, signed on or about January 30, 2006, regarding confidentiality, non-competition, non-solicitation and non-disparagement.

[SIGNATURE BLOCK FOLLOWS]

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN’S PLACE RETAIL STORES, INC.

Dated: July 9, 2007	By:	/s/ Susan Riley
Name: Susan Riley
Title: Executive Vice President, Finance and Administration